EXHIBIT 10(j)

                             PCA INTERNATIONAL, INC.
                    1996 OMNIBUS LONG-TERM COMPENSATION PLAN


ARTICLE 1 - PURPOSE AND TERM OF PLAN

1.1 Purpose. The purposes of the Plan are to aid PCA International, Inc. ("PCA International") and its Subsidiaries (PCA International, Inc. and its
Subsidiaries collectively being referred to herein as the "Company") in attracting and retaining Key Employees through a competitive compensation package, to stimulate the efforts of such Key Employees and to strengthen their desire to remain with the Company, to aid the Company in attracting superior individuals to serve as Nonemployee Directors and to provide appropriate compensation to such Nonemployee Directors for their Service. Toward these objectives, the Committee may grant Employee Stock Options, stock appreciation rights, Performance Restricted Stock Awards, Performance Awards payable in Common Stock or cash, performance units, and other incentive Awards to Key Employees on the terms and subject to the conditions set forth in the Plan. In addition, the Plan provides for the grant of options to Nonemployee Directors upon their initial election or appointment as a Director and that each Nonemployee Director may elect to take all or part of his or her compensation as Director in the form of options.

1.2 Term. The Plan replaces and supersedes the PCA International, Inc. 1990 Non-Qualified Stock Option Plan and 1992 Non-Qualified Stock Option Plan, except with respect to options and shares of Common Stock issued and outstanding under such 1990 Non-Qualified Stock Option Plan and 1992 Non-Qualified Stock Option Plan which will continue to be governed by the terms of such plans. The Plan shall become effective as of March 6, 1996, subject to its approval by the shareholders of PCA International at the 1996 Annual Meeting of the shareholders. No Awards shall be exercisable or payable before approval of the Plan has been obtained from PCA International's shareholders. Awards shall not be granted pursuant to Articles 7, 8, 9, 10 or 11 of the Plan after May 21, 2001; except that the Committee may grant Awards after such date in recognition of performance for Performance Cycles and Performance Periods commencing prior to such date.

ARTICLE 2 - DEFINITIONS

2.1 Approved Reason. "Approved Reason" means a reason for terminating employment with the Company that, in the opinion of the Committee, is in the best interests of the Company, as determined by the Committee on a case-by-case basis in its sole discretion.

2.2 Award. "Award" means any form of stock option, stock appreciation right, performance unit, Performance Award payable in cash or shares of Common Stock, shares of Performance Restricted Stock under the Performance Restricted Stock Program, or other incentive Award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and limitations, if any, as the

Committee may establish by the Award Notice or otherwise, and any Formula Option or Deferral Option.

2.3 Award Notice. "Award Notice" means a written notice from the Company to a Participant that establishes the terms, conditions, restrictions, and limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

2.4 Award Payment Date. "Award Payment Date" means, for a Performance Cycle or Performance Period, the date the Awards for such Performance Cycle or Performance Period shall be paid to Participants. The Award Payment Date for a Performance Cycle or Performance Period shall occur as soon as administratively possible following the completion of the certifications required pursuant to Subsection 9.5.3, in the case of a Performance Cycle, and Subsection 10.5.3, in the case of a Performance Period.

2.5     Board.  "Board" means the Board of Directors of PCA International.

2.6 Cause. "Cause," in the case of a Key Employee, means (a) the willful and continued failure by an Employee to substantially perform his or her duties with his or her employer after written warnings identifying the lack of substantial performance are delivered to the Employee by his or her employer to specifically identify the manner in which the employer believes that the Employee has not substantially performed his or her duties, or (b) the willful engaging by an Employee in illegal conduct that is materially and demonstrably injurious to PCA International or a Subsidiary.

"Cause" means, in the case of a Nonemployee Director, termination of such Nonemployee Director's Service by PCA International's shareholders for cause pursuant to the Bylaws of PCA International.

2.7     CEO.  "CEO" means the Chief Executive Officer of PCA International.

2.8 Change In Control. "Change In Control" means, (i) as the result of a tender offer, merger, consolidation, sale of assets, or any combination of such transactions, the persons who were members of the Board immediately before the transaction cease to constitute at least a majority thereof, and (ii) such occurrence would be a change of control of the Company of a nature that such event would be required to be reported in response to Item 1(a) of the Current Report on Form 8-k, as in effect on the date hereof, promulgated pursuant to
Section 13 of the Exchange Act (whether or not the Company is required to file such a report).

2.9 Change In Control Price. "Change In Control Price" means the merger or tender price paid for a share of Common Stock upon a Change of Control.

2.10 Change In Ownership. "Change In Ownership" means a Change In Control that results directly or indirectly in the Common Stock ceasing to be actively traded on the primary securities exchange or quotation system on which the Common Stock is traded immediately prior to such Change in Control.

2.11 Code.  "Code" means the Internal Revenue Code of 1986, as amended from time
to  time,  including   regulations   thereunder  and  successor  provisions  and
regulations thereto.

2.12 Committee. "Committee" means the Compensation Committee of the Board, unless and until its members are not qualified to serve on the Committee pursuant to the provisions of the Plan, in which case the Board will designate the members of the Committee; provided that the Committee shall at all times consist of two or more Directors, each of whom is both a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of the definition of such term as contained in Treasury Regulation Section 1.162-27(e)(3), or any successor definition; provided further that no Director shall be appointed a member of the Committee who has received any Award other than an Award under Article 12 in the year prior to such appointment; provided further that no Committee member may receive an Award other than pursuant to Article 12.

2.13 Common Stock. "Common Stock" means Common Stock, $.20 par value per share, of PCA International, which may be newly issued, treasury stock, shares issued and outstanding or shares owned by a Subsidiary.

2.14    Company.  "Company" means PCA International and its Subsidiaries.

2.15 Covered Employee. "Covered Employee" means an Employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

2.16 Deferral Stock Option. "Deferral Stock Option" means an award of stock options to a Nonemployee Director pursuant to the election of such Nonemployee Director to receive such stock option in lieu of cash compensation in accordance with Subsection 12.3 of this Plan.

2.17    Director.  "Director" means a director of PCA International.

2.18 Disability. "Disability," in the case of a Key Employee, means a disability under the terms of the PCA International long-term disability plan maintained by the Company or any successor plan thereto.

2.19 Disability. "Disability," in the case of a Nonemployee Director, means the permanent and lasting inability, by reason of physical or mental infirmity, or both, of an employee to perform his or her duties as Director. Such Disability shall be determined exclusively by the Board, with or without reference to the certificate of a qualified physician.

2.20 Effective Date. "Effective Date" means the date an Award is determined to be effective by the Committee upon its grant of such Award.

2.21  Employee.   "Employee"  means  either  (a)  a  salaried  employee  of  PCA
International or (b) a salaried employee of a Subsidiary.

2.22 Employee Stock Option. "Employee Stock Option" means an Award granted to a Key Employee in the form of a stock option pursuant to Article 7.

2.23 Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.24 Formula Option. "Formula Option" means an Option granted to a Nonemployee Director of the Company pursuant to Section 12.2 of the Plan.

2.25 Good Reason. "Good Reason" means any of the following (without the Participant's written consent):

                 (i) the assignment to the Participant by the Company of duties inconsistent with the Participant's position, duties, responsibilities and status with the Company immediately prior to a Change in Control, or a change in the Participant's titles or offices as in effect immediately prior to Change in Control of the Company, or any removal of the Participant from or any failure to reelect the Participant to any of such positions, except in connection with the termination of his employment because of Disability, Retirement or Cause or as a result of the Participant's death or by the Participant other than for Good Reason;

                 (ii) a reduction by the Company in the Participant's base salary as in effect immediately prior to the Change in Control;

                 (iii) any  failure  by the  Company to  continue  in effect any benefit plan or arrangement (including, without limitation, the Company's profit sharing plan, Group Annuity Contract, group life insurance plan, senior participant survivor life insurance supplement, and medical, dental, accident and disability plans) in which the Participant is participating at the time of a Change in Control (or any other plans providing the Participant with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Participant's participation in or materially reduce the Participant's benefits under any such Benefit Plan or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of a Change in Control;

                 (iv) any failure by the Company to continue in effect any incentive plan or arrangement (including, without limitation, any annual incentive compensation plan, long-term performance incentive plan, long-term incentive bonus plan, as amended, bonus and contingent bonus arrangements and credits and the right to receive performance awards and similar incentive compensation benefits) in which the Participant is participating at the time of a Change in Control (or any other plans or arrangements providing him with substantially similar benefits) hereinafter referred to as "Incentive Plans") or the taking of any action by the Company which would adversely affect the Participant's participation in any such Incentive Plan or reduce the Participant's benefits under any such Incentive Plan, expressed as a percentage of his base salary, by more than 10 percentage points in any fiscal year as compared to the immediately preceding fiscal year.

                 (v) any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company (including, without limitation, this Plan, and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which the Participant is participating at the time of a Change in Control of the Company (or plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Securities Plans") or the taking of any action by the Company which would adversely affect the Participant's participation in or materially reduce the Participant's benefits under any such Securities Plan;

                 (vi) the Participant's relocation to any place more than thirty
        (30) miles from the location at which the Participant performed the Participant's duties prior to a Change in Control, except for required travel by the Participant on the Company's business to an extent substantially consistent with the Participant's business travel obligations at the time of a Change in Control; or

                 (vii) any failure by the Company to provide the Participant with the number of paid vacation days to which the Participant is entitled at the time of a Change in Control.

2.26 Initial Election Date. "Initial Election Date" means, for each Director, the later to occur of (i) the date of the 1996 annual meeting of the shareholders of PCA International or (ii) the date of the Director's initial election or appointment to the Board.

2.27 Key Employee. "Key Employee" means a senior level Employee who holds a position of responsibility in a managerial, administrative, or professional capacity.

2.28 Negative Discretion. "Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee in determining the size of an Award for a Performance Period or Performance Cycle if, in the Committee's sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of an Award. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan, including but not limited to Negative Discretion, be used to: (a) grant Awards for a Performance Period or Performance Cycle if the Performance Goals for such Performance Period or Performance Cycle have not been attained; or (b) increase an Award above the maximum amount payable under Section 7.7, 8.7, 9.10 or 10.7 of the Plan.

2.29 Nonemployee Director. "Nonemployee Director" means a member of the Board who is not an Employee.

2.30 Nonemployee Director Option. "Nonemployee Director Option" means a Formula Option or a Deferral Option.

2.31 Nonemployee Director Option Agreement. "Nonemployee Director Option Agreement" means an Option Agreement between the Company and the Nonemployee Director pursuant to which the Nonemployee Director Option is awarded stock options as set forth in the Plan.

2.32    PCA International.  "PCA International" means PCA International, Inc.

2.33 Participant. "Participant" means any Key Employee who has been selected for a grant of stock options pursuant to Article 7, any Key Employee who has been selected for a grant of stock appreciation rights pursuant to Article 8, any Key Employee who for a Performance Cycle has been selected to participate in the Performance Restricted Stock Program pursuant to Article 9, any Key Employee who for a Performance Period has been selected to participate in the Performance Award Program pursuant to Article 10, any Key Employee who has been selected for a grant of performance units pursuant to Article 11, and any Nonemployee Director who is eligible to receive a grant of Formula Options pursuant to
Section 12.2, or who elects to receive Deferral Options pursuant to Article 12.

2.34 Performance Awards. "Performance Awards" means the Performance Awards granted to Key Employees pursuant to Article 10. All Performance Awards are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

2.35 Performance Criteria. "Performance Criteria" means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period or Performance Cycle. The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following: Return On Net Assets ("RONA"), return on shareholders' equity, return on assets, return on capital, shareholder returns, profit margin, earnings per share, net earnings, operating earnings, Common Stock price per share, and sales or market share. To the extent required by Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period or Performance Cycle (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period or Performance Cycle.

2.36 Performance Cycle. "Performance Cycle" means the one or more periods of time, which may be of varying and overlapping durations, but which shall be at least one year in length, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of an Award under the Performance Restricted Stock Program.

2.37 Performance Formula. "Performance Formula" means, for a Performance Period or Performance Cycle, the one or more objective formulas applied against the relevant Performance Goals to determine, with regard to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period or Performance Cycle. In the case of an Award under the Performance Restricted Stock Program, in the event the Performance Goals for a Performance Cycle are achieved, the Performance Formula shall determine what percentage of the Participant's Target Award for the Performance Cycle will be earned.

2.38 Performance Goal. "Performance Goal" means, for a Performance Period or Performance Cycle, the one or more goals established by the Committee for the Performance Period or Performance Cycle based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period or Performance Cycle, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period or Performance Cycle would not cause the Awards granted to the Covered Employees for the Performance Period or Performance Cycle to fail to qualify as "performance-based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period or Performance Cycle in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and
(c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions and any other circumstances deemed relevant.

2.39 Performance Period. "Performance Period" means the one or more periods of time, which may be varying and overlapping durations, but which shall be at least one year in length, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Award.

2.40 Performance Restricted Stock. "Performance Restricted Stock" means an Award of Common Stock subject to the restrictions set forth in Section 9.6 awarded to a Key Employee pursuant to Article 9.

2.41 Performance Restricted Stock Award. "Performance Restricted Stock Award" means an Award granted pursuant to Article 9 in the form of shares of Performance Restricted Stock. All Restricted Stock Awards are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

2.42 Performance Restricted Stock Program. "Performance Restricted Stock Program" means the program established under Article 9 of the Plan pursuant to which selected Key Employees receive Awards for a Performance Cycle in the form of shares of Performance Restricted Stock based upon attainment of Performance Goals for such Performance Cycle. All Awards granted to Covered Employees under the Performance Restricted Stock Program are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

2.43 Plan. "Plan" means this PCA International, Inc. 1996 Omnibus Long-Term Compensation Plan, as amended or modified from time to time.

2.44 Retirement. "Retirement" means, in the case of a Key Employee, for all Plan purposes other than Section 18.12, a termination of employment from the Company on or after attainment of Normal Retirement Age as defined under the PCA International, PCA Inc. 401(k) Plan.

"Retirement" means, in the case of a Nonemployee Director, for all Plan purposes other than Section 18.12, the termination of such Nonemployee Director's Service on or after age 70, or at any earlier age with the consent of the Board.

2.45 Restriction Period. "Restriction Period" means the period of time beginning on the Effective Date of the grant of Performance Restricted Stock and ending three (3) year(s) after such date, or such longer period as the Committee shall determine in its sole discretion.

2.46    Service.  "Service" means service as a Director.

2.47 Subsidiary. "Subsidiary" means a corporation or other business entity in which PCA International directly or indirectly has an ownership interest of 80 percent or more.

2.48 Target Award. "Target Award" means, for a Performance Cycle, the target Award amount, expressed as a number of shares of Performance Restricted Stock, established for each Participant selected by the Committee for the Performance Cycle. The fact, however, that a Target Award is established for a Participant shall not in any manner entitle such Participant to receive an Award for such Performance Cycle.

2.49 Unit. "Unit" means a bookkeeping entry used by the Company to record and account for the grant of performance units until the performance unit is paid, cancelled, forfeited or terminated, as the case may be.

ARTICLE 3 - ELIGIBILITY

Only Key Employees are eligible to participate in Awards under Articles 7, 8, 9, 10 and 11 of the Plan. Only Nonemployee Directors shall participate in Awards under Article 12 of the Plan. For purposes of Articles 7, 8, 9, 10, and 11 of the Plan, the Committee shall select, from time to time, Participants from those Key Employees who, in the opinion of the Committee, can further the Plan's purposes. Once a Participant is so selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Notices the terms, conditions, restrictions, and limitations, if any, applicable to the Awards in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

ARTICLE 4 - PLAN ADMINISTRATION

4.1 Responsibility. The Committee shall have total and exclusive responsibility to control, operate, manage, and administer the Plan in accordance with its terms.

4.2 Authority of the Committee. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) interpret the Plan; (b) determine eligibility for the participation in the Plan; (c) decide all questions concerning eligibility for and the amount of Awards payable under the Plan; (d) construe any ambiguous provision of the Plan; (e) correct any default;
(f) supply any omission; (g) reconcile any inconsistency; (h) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (i) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (j) determine whether Awards should be granted singly, in combination, or in tandem; (k) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations; (l) accelerate the vesting, exercise, or payment of an Award or the Performance Period of an Award when such action or actions would be in the best interest of the Company;
(m) establish such other types of Awards, besides those specifically enumerated in Article 5 hereof, that the Committee determines are consistent with the Plan's purpose; (n) subject to Section 7.2, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company; (o) establish and administer the Performance Goals and certify whether, and to what extent, they have been attained; and (p) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; provided that in no event shall the Committee have the power to determine eligibility for participation under Article 12 or to determine the number, price, vesting period, or timing of Formula Options granted under Article 12 (all of which determinations are automatic under the provisions of the Plan).

4.3 Discretionary Authority. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. It is the intent of the Plan that the decisions of the Committee and its action with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

4.4 Section 162(m) of the Code. With regard to all Covered Employees, the Plan shall, for all purposes, be interpreted and construed in accordance with Section 162(m) of the Code.

4.5 Action by the Committee. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its number to execute and deliver documents on behalf of the Committee.

4.6 Delegation of Authority. The Committee may delegate some or all of its authority under the Plan to any person or persons provided that any such delegation be in writing; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees.

ARTICLE 5 - FORMS OF AWARDS

5.1 In General. Awards may, at the Committee's sole discretion, be paid in the form of stock options pursuant to Article 7, stock appreciation rights pursuant to Article 8, Performance Restricted Stock Awards pursuant to Article 9, Performance Awards pursuant to Article 10, performance units pursuant to Article 11, and any form established by the Committee pursuant to Section 4.2(m), or a combination thereof. Awards may also be paid in the form of Formula Options and Deferral Options pursuant to Article 12. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole judgment, subject an Award, except Formula Options and Deferral Options granted pursuant to Article 12, to such other terms, conditions, restrictions, and limitations (including, but not limited to, the time and conditions of exercise and restrictions on transferability and vesting), provided they are not inconsistent with the terms of the Plan. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. For purposes of the Plan, the value of any Award granted in the form of Common Stock shall be the closing price at which a share of Common Stock trades on the date of the grant's Effective Date, or the next preceding trading day if such date was not a trading date, on the primary securities exchange or quotation system on which the Common Stock is then traded.

ARTICLE 6 - SHARES SUBJECT TO PLAN

6.1 Available Shares. The maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan (including incentive stock options) during its term, shall not exceed 811,550. (Such amount shall be subject to adjustment as provided in Section 6.2.) Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares shall be available again for grant under the Plan. Moreover, shares of Common Stock with respect to which a stock appreciation right has been exercised and paid in cash shall again become eligible for grant under the Plan; provided that if such shares of Common Stock subject to Awards are settled in cash in lieu of Common Stock or are exchanged with the Committee's permission for Awards not involving Common Stock, such shares shall not be available again for grant under the Plan. The maximum number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional performance shares. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares, treasury shares, shares issued and outstanding or shares owned by a Subsidiary.

6.2     Adjustment to Shares.

        6.2.1 In General. The provisions of this Subsection 6.2.1 are subject to the limitation contained in Subsection 6.2.2. If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of PCA International, or through a merger, consolidation, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the Code) or partial or complete liquidation, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock that may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. In event of any other change in the capital structure or in the Common Stock of PCA International, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. The maximum number of shares available for issuance under the Plan shall be automatically adjusted to the extent necessary to reflect any dividend equivalents paid in the form of Common Stock.

        6.2.2 Covered Employees. In no event shall the Award of any Participant who is a Covered Employee be adjusted pursuant to Subsection 6.2(a) to the extent it would cause such Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

ARTICLE 7 - EMPLOYEE STOCK OPTION PROGRAM

7.1 In General. Awards may be granted to Key Employees in the form of Employee Stock Options. These Employee Stock Options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options that are not incentive stock options), or a combination of both. All Awards under the Plan issued to Covered Employees in the form of Employee Stock Options shall qualify as "performance-based compensation" under
Section 162(m) of the Code.

7.2 Terms and Conditions of Stock Options. An Employee Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of an Employee Stock Option shall be not less than 100% of the closing price at which a share of Common Stock trades on the date of the grant's Effective Date, or the next preceding trading day if such date was not a trading date, on the primary securities exchange or quotation system on which the Common Stock is then traded. Moreover, all Options shall expire not later than 10 years from the

Effective Date of the grant. Employee Stock Options shall not be repriced, i.e., there shall be no grant of an Employee Stock Option(s) to a Participant in exchange for a Participant's agreement to cancellation of a higher-priced Employee Stock Option(s) that was previously granted to such Participant.

7.3 Restrictions Relating to Incentive Stock Options. Employee Stock Options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422 of the Code. Accordingly, the aggregate fair-market value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by the Code). The price at which Common Stock may be purchased upon exercise of an incentive stock option shall not be less than 100% of the closing price at which a share of Common Stock trades on the date of the grant's Effective Date, or the next preceding trading day if such date was not a trading date, on the primary securities exchange or quotation system on which the Common Stock is then traded, provided that in the case of an incentive stock option granted to a Key Employee who at the time of grant owns (as is defined in Section 424(d) of the Code) stock of the Company or the Subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of the Subsidiaries, the price at which Common Stock may be purchased upon exercise of such incentive stock option shall be not less than 110% of such price, on the Effective Date of the incentive stock option's grant. In no event may the price at which Common Stock may be purchased upon exercise of such incentive stock option be less than the par value of the Common Stock subject to such incentive stock option. From the maximum number of shares available for issuance under the Plan under Section 6.1, the number of shares of Common Stock that shall be available for incentive stock options granted under the Plan is 200,000.

7.4 Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions, and limitations, if any, of any Employee Stock Option Award, provided they are not inconsistent with the Plan.

7.5 Exercise. Upon exercise, the option price of an Employee Stock Option may be paid in cash, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise an Employee Stock Option. Subject to Section 18.9, Employee Stock Options awarded under the Plan may be exercised by way of any broker-assisted exercise program, provided such program is available at the time of the Employee Stock Option's exercise. The Committee may permit a Participant to satisfy any amounts required to be withheld under the applicable Federal, state and local tax laws, in effect from time to time, by electing to have the Company withhold a portion of the shares of Common Stock to be delivered for the payment of such taxes.

7.6 Nontransferability of Employee Stock Options. No Employee Stock Option granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During the lifetime of an optionee, the Employee Stock Option shall be exercisable only by the optionee personally or by the optionee's legal representative.

7.7 Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares for which Employee Stock Options may be granted under the Plan to any one Participant for a calendar year is 20,000 shares of Common Stock.

ARTICLE 8 - STOCK APPRECIATION RIGHTS

8.1 In General. Awards may be granted to employees in the form of stock appreciation rights ("SARs"). An SAR may be granted in tandem with all or a portion of a related Employee Stock Option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related Employee Stock Option or at any time thereafter during the term of the Employee Stock Option. SARs shall entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price to the market value on the date of exercise. All Awards under the Plan issued to Covered Employees in the form of an SAR shall qualify as "performance-based compensation" under Section 162(m) of the Code.

8.2 Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Employee Stock Option is exercisable, and the "exercise price" of such an SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related Employee Stock Option. However, at no time shall a Tandem SAR be issued if the option price of its related Employee Stock Option is less than the fair-market value of the Common Stock, as determined by the Committee, on the Effective Date of the Tandem SAR's grant. If a related Employee Stock Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be cancelled automatically to the extent of the number of shares covered by the Employee Stock Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Employee Stock Option shall be cancelled automatically to the extent of the number of shares covered by such exercise, and such shares shall not again be eligible for grant in accordance with Section 6.1. Moreover, all Tandem SARs shall not expire later than 10 years from the Effective Date of the SAR's grant.

8.3 Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than 100% of the closing price at which a share of Common Stock trades on the date of the grant's Effective Date, or the next preceding trading day if such date was not a trading date, on the primary securities exchange or quotation system on which the Common Stock is then traded. Moreover, all Freestanding SARs shall not expire later than 10 years from the Effective Date of the Freestanding SAR's grant.

8.4 Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

8.5 Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions, and limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

8.6 Nontransferability of SARs. No SAR granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During the lifetime of the Participant to whom the SAR was granted, the SAR shall be exercisable only by such Participant personally or by the holder's legal representative.

8.7 Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares for which SARs may be granted under the Plan to any one Participant for a calendar year is 20,000 shares of Common Stock.

ARTICLE 9 - PERFORMANCE RESTRICTED STOCK PROGRAM

9.1 Purpose. The purposes of the Performance Restricted Stock Program are: (a) to promote the interests of the Company and its shareholders by providing a means to acquire a proprietary interest in the Company to selected Key Employees who are in a position to make a substantial contribution to the continued progress and success of the Company; (b) to attract and retain qualified individuals to serve as Employees in those positions; (c) to enhance long-term performance of the Company by linking a meaningful portion of the compensation of selected Key Employees to the achievement of specific long-term financial objectives of the Company; and (d) to motivate and reward selected Key Employees to undertake actions to increase the price of the Common Stock.

9.2 Eligibility. Any Key Employee is eligible to participate in the Performance Restricted Stock Program. Within the first 90 days of a Performance Cycle (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee will select those Key Employees who will be Participants for such Performance Cycle. However, designation of a Key Employee as a Participant for a Performance Cycle shall not in any manner entitle the Participant to receive payment of an Award for the cycle. The determination as to whether or not such Participant becomes entitled to payment of an Award for such Performance Cycle shall be decided solely in accordance with the provisions of this Article 9. Moreover, designation of a Key Employee as a Participant for a particular Performance Cycle shall not require designation of such Key Employee as a Participant in any subsequent Performance Cycle and designation of one Key Employee as a Participant shall not require designation of any other Key Employee as a Participant in such Performance Cycle or in any other Performance Cycle.

9.3 Description of Awards. Awards granted under the Performance Restricted Stock Program provide Participants with the opportunity to earn shares of Performance Restricted Stock, subject to the terms and conditions of Section 9.6 below. Each Award granted under the Plan for a Performance Cycle shall consist of a Target Award expressed as fixed number of shares of Performance Restricted Stock. In the event the Performance Goals for the Performance Cycle are achieved, the Performance Formula shall determine, with regard to a particular Participant, what percentage of the Participant's Target Award for the Performance Cycle will be earned. All of the Awards issued under the Performance Restricted Stock Program to Covered Employees are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

9.4 Procedure for Determining Awards. Within the first 90 days of a Performance Cycle (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall establish in writing for such Performance Cycle the following: the specific Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and level(s) of the Performance Goal(s), whether the Performance Goal(s) is(are) to apply to the Company, PCA International, a Subsidiary, or any one or more subunits of the foregoing, the amount of the Target Award and the Performance Formula.

9.5     Payment of Awards.

        9.5.1 Condition to Receipt of Awards. Except as provided in Section 9.8, a Participant must be employed by the Company on the Performance Cycle's Award Payment Date to be eligible for an Award for such Performance Cycle.

        9.5.2 Limitation. A Participant shall be eligible to receive an Award for a Performance Cycle only if:

                 9.5.2.1 the Performance Goals for such cycle are achieved; and

                 9.5.2.2 the Performance Formula as applied against such Performance Goals determines that all or some portion of the Participant's Target Award has been earned for the Performance Period.

        9.5.3 Certification. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved. If the Committee certifies that the Performance Goals have been achieved, it shall, based upon application of the Performance Formula to the Performance Goals for such cycle, also calculate and certify in writing for each Participant what percentage of the Participant's Target Award has been earned for the cycle. The Committee shall then determine the actual size of each Participant's Award for the Performance Cycle and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

        9.5.4 Negative Discretion. In determining the actual size of an individual Award to be paid for a Performance Cycle, the Committee may, through the use of Negative Discretion, reduce or eliminate the amount of the Award earned under the Performance Formula for the Performance Cycle if, in its sole judgment, such reduction or elimination is appropriate.

        9.5.5 Timing of Award Payments. The Awards granted by the Committee for a Performance Cycle shall be paid to Participants on the Award Payment Date for such Performance Cycle.

        9.5.6 New Participants. Participants who are employed by the Company after the Committee's selection of Participants for the Performance Cycle, as well as Key Employees who are selected by the Committee to be Participants after such date, shall, in the event Awards are paid for the Performance Cycle, only be entitled to a pro rata Award. The amount of the pro rata Award shall be determined by multiplying the Award the Participant would have otherwise been paid if he or she had been a Participant for the entire Performance Cycle by a fraction, the numerator of which is the number of full months he or she was eligible to participate in the Performance Restricted Stock Program during the Performance Cycle and the denominator of which is the total number of full months in the Performance Cycle. For purposes of this calculation, a partial month of participation shall be treated as a full month of participation to the extent a Participant participates in the Performance Restricted Stock Program for 15 or more days of such month; and shall not be taken into consideration to the extent the Participant participates in the Performance Restricted Stock Program for less than 15 days of such month.

        9.5.7 Noncompetition. No Participant shall receive payment of an Award if, subsequent to the commencement of the Performance Cycle and prior to the Award Payment Date for such cycle, the Participant engages in the conduct prohibited under Section 13.3.

9.6 Performance Restricted Stock: Terms and Conditions. Shares of Performance Restricted Stock shall be subject to the following terms and conditions:

        9.6.1 Subject to the provisions of the Plan and the Performance Restricted Stock Agreement referred to in paragraph 9.6.4, until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber shares of Performance Restricted Stock.

        9.6.2 Except as provided in this Section 9.6 and the Performance Restricted Stock Agreement, the Participant shall have, with respect to the shares of Performance Restricted Stock, all of the rights of a shareholder of the Company holding shares of the Common Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Performance Restricted Stock Agreement, dividends payable in Common Stock shall be paid in the form of Performance Restricted Stock on which such dividend was paid, held subject to the same conditions and restrictions of the underlying Performance Restricted Stock.

        9.6.3 Except to the extent otherwise provided in the applicable Performance Restricted Stock Agreement, this Section 9.6.3, and Articles 16 and 17, upon a Participant's termination of employment during an unexpired Restriction Period, all shares still subject to such unexpired Restriction Period held by that Participant shall be forfeited by that Participant. In the event of the termination of employment of a Participant because of death, Disability, Retirement, or for an Approved Reason, the unexpired Restriction Period(s) shall lapse as to a pro-rata portion of such Performance Restricted Stock, which pro-rata portion shall be equal to the portion of the applicable Restriction Period(s) that has elapsed as of the date of such termination of employment, and such pro-rata portion shall become free of all restrictions and become fully vested and transferable. The remaining portion of the Performance Restricted Stock for which the Restriction Period has not expired shall be forfeited by the Participant.

        Notwithstanding anything contained in this Section 9.6.3 to the contrary, as to any Participant who, on the date of his or her termination of employment because of death, Disability, Retirement or for an Approved Reason, holds any Performance Restricted Stock that has not been outstanding for a period of at least six months from the Effective Date of such Performance Restricted Stock and who on the date of such termination is required to report under Section 16 of the Exchange Act, such Performance Restricted Stock shall not become free of restrictions, vested, and transferable pursuant to this Section 9.6.3 until the first business day next following the end of such six-month period.

        9.6.4 Each Performance Restricted Stock award shall be confirmed by, and be subject to the terms of, a Performance Restricted Stock Agreement.

9.7 Performance Restricted Stock Certificates. Shares of Performance Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Performance Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Performance Restricted Stock, substantially in the following form:

        "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the PCA International, Inc. Omnibus Long-Term Compensation Plan and a Performance Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of PCA
        International, Inc., 815 Matthews-Mint Hill Road, Matthews, North Carolina 28105.

        The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any

Award of Performance Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        If and when the applicable Restriction Period expires without a prior forfeiture of the Performance Restricted Stock, unlegended certificates for such shares shall be delivered to the Participant promptly upon surrender of the legended certificates.

9.8 Termination of Employment During Performance Cycle. In the event a Participant's employment is terminated prior to an Award Payment Date for a Performance Cycle for any reason other than death, Disability, Retirement or for an Approved Reason, all of such Participant's Awards for such Performance Cycle shall be forfeited. In the event a Participant terminates employment due to death, Disability, or Retirement, or for an Approved Reason, prior to the Award Payment Date for a Performance Cycle, the Participant shall receive, if Awards are paid for such Performance Cycle and if he or she complies with the requirements of Subsection 9.5.7 through the Award Payment Date, a pro rata Award. The amount of the pro rata Award shall be determined by multiplying the Award the Participant would have otherwise been paid if he or she had been a Participant through the Award Payment Date for the Performance Cycle by a fraction, the numerator of which is the number of full months he or she was a Participant during such Performance Cycle and the denominator of which is the total number of full months in the Performance Cycle. For purposes of this calculation, a partial month of participation shall: (1) be treated as a full month of participation to the extent a Participant participates in the Performance Restricted Stock Program for 15 or more days of such month; and (2) not be taken into consideration to the extent the Participant participates in the Performance Restricted Stock Program for less than 15 days of such month. Such pro rata Award shall be paid in the form of shares of Common Stock, not subject to any restrictions, limitations or escrow requirements. In the event of Disability, or Retirement or termination for an Approved Reason, the pro rata Award shall be paid directly to the Participant and, in the event of death, to the Participant's estate.

9.9 Awards. On or promptly after the Award Payment Date for a Performance Cycle, the Committee shall issue to each Participant the Award, in the form of shares of Performance Restricted Stock, he or she has earned for such Performance Cycle. Such shares of Performance Restricted Stock shall be subject to such terms, conditions, limitations, and restrictions of Section 9.6 and such other as the Committee, in its sole judgment, determines.

9.10 Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the Maximum Award Payable to any one Participant under the Plan for a Performance Cycle is 5,000 shares of Performance Restricted Stock.

ARTICLE 10 - PERFORMANCE AWARD PROGRAM

10.1 Eligibility. Only Key Employees shall be eligible to receive Performance Awards. Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall select those Key Employees who will be Participants for such Performance Period. However, designation of a Key Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive a Performance Award for the Performance Period. The entitlement of any Participant to payment of a Performance Award for such Performance Period shall be decided solely in accordance with the provisions of this Article 10. Moreover, designation of a Key Employee as a Participant for a particular Performance Period shall not require designation of such Key Employee as a Participant in any subsequent Performance Period, and designation of one Key Employee as a Participant shall not require designation of any other Key Employee as a Participant in such Performance Period or in any other Performance Period. All of the Performance Awards issued under the Performance Award Program to Covered Employees are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

10.2 Calculation of Performance Incentive Base Salary. Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall calculate the Participant's Performance Incentive Base Salary for the Performance Period then beginning. The Performance Incentive Base Salary for any Performance Period shall be the Participant's base salary as of the date the Performance Goal(s) for such Performance Period is set by the Committee. Once the Performance Incentive Base Salary is determined, the Performance Incentive Base Salary will not change for that Performance Period.

10.3 Procedure for Determining Awards. With regard to a particular Performance Period, the Committee shall, using its full discretion, select the length of such Performance Period. Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall establish in writing for such Performance Period (i) the specific Performance Criteria that will be used to establish the Performance Goal(s) for such Performance Period and the kind(s) and level(s) of such Performance Goal(s) and (ii) an award matrix detailing the Performance Award for each Participant if such Performance Goals are attained. The amount of a Participant's Performance Award will be calculated from the Performance Formula for the Performance Period, which Performance Formula shall be equal to the product of the Participant's Incentive Base Salary and the percentage derived from the award matrix.

10.4 Performance Awards. On the Award Payment Date for a Performance Period, the Committee shall issue to each Participant the Award, in the form of cash or Common Stock, as the Committee may determine in its sole discretion. Shares of Common Stock shall be subject to such terms, conditions, limitations, and restrictions as the Committee, in its sole judgment, determines.

10.5    Payment of Awards.

        10.5.1  Condition  to Receipt of Awards.  Except as provided in Sections
        10.6 and Articles 16 and 17, a Participant must be employed by the Company on the Performance Period's Award Payment Date to be eligible for an Award for such Performance Period.

        10.5.2 Limitation. A Participant shall be eligible to receive an Award for a Performance Period only if: (i) the Performance Goals for such Performance Period are achieved; and (ii) the Performance Formula as applied against such Performance Goals determines that all or some portion of the Performance Award has been earned by that Participant for the Performance Period.

        10.5.3 Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved. If the Committee certifies that the Performance Goals have been achieved, it shall, based upon application of the Performance Formula to the Performance Goals for such Performance Period, also calculate and certify in writing for each Participant what percentage of the Performance Award has been earned for the Performance Period. The Committee shall then determine the size of each Participant's Award for the Performance Period and, in so doing, shall apply Negative Discretion if and when it deems appropriate.

        10.5.4 Negative Discretion. In determining the size of an individual Award to be paid for a Performance Period, the Committee may, through the use of Negative Discretion, reduce or eliminate the amount of the Award earned under the Performance Formula for the Performance Period if, in its sole discretion, such reduction or elimination is appropriate.

        10.5.5 Timing of Award Payments. The Performance Awards granted by the Committee for a Performance Period shall be paid to Participants on or promptly after the Award Payment Date for such Performance Period.

        10.5.6 New Participants. Participants who commence employment by the Company after the Committee's selection of Participants for the Performance Period, as well as Key Employees who are selected by the Committee to be Participants after such date, shall, in the event Awards are paid for the Performance Period, be entitled to a pro rata Award. The amount of the pro rata Award shall be determined by multiplying the Award the Participant would have otherwise been paid if he or she had been a Participant for the entire Performance Period by a fraction, the numerator of which is the number of full months he or she was eligible as a Participant to participate in the Performance Award Program during the Performance Period and the denominator of which is the total number of full months in the Performance Period. For purposes of this calculation, a partial month of participation shall: (i) be treated as a full month of participation to the extent a Participant participates in the Performance Award Program for 15 or more days of such month; and
        (ii) not be taken into consideration to the extent the Participant participates in the Performance Award Program for less than 15 days of such month.

10.6 Termination of Employment During Performance Period. In the event a Participant's employment terminates because of death, Disability, Retirement or for an Approved Reason prior to the Award Payment Date for a Performance Period, the Participant shall receive, if

Awards are paid for such Performance Period, through the Award Payment Date, a pro rata Performance Award. The amount of the pro rata Performance Award shall be determined by multiplying the Performance Award the Participant would have otherwise been paid if he or she had been a Participant through the Award Payment Date for the Performance Period by a fraction, the numerator of which is the number of full months he or she was a Participant during such Performance Period and the denominator of which is the total number of full months in the Performance Period. For purposes of this calculation, a partial month of participation shall: (1) be treated as a full month of participation to the extent a Participant participates in the Performance Award Program for 15 or more days of such month; and (2) not be taken into consideration to the extent the Participant participates in the Performance Award Program for less than 15 days of such month. Such pro rata Performance Award shall be paid in the form of cash. In the event of death, Disability, Retirement or for an Approved Reason, the pro rata Performance Award shall be paid directly to the Participant and, in the event of death, to the Participant's estate, no more than 120 days after the Award Payment Date for such Performance Period. In the event a Participant's employment terminates for any reason other than death, Disability, Retirement or an Approved Reason, such Participant shall have no right to any Performance Award for the Performance Period in which such Participant's employment is terminated.

10.7 Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance Award payable to any one Participant under the Plan for a calendar year is $100,000, or, in the event the Performance Award is paid in shares of Common Stock, the equivalent Common Stock award thereof, based on the closing price at which a share of Common Stock trades on the date of the grant's Effective Date, or the next preceding trading day if such date was not a trading date, on the primary securities exchange or quotation system on which the Common Stock is then traded.

ARTICLE 11 - PERFORMANCE UNITS

11.1 Grants. Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, but performance units shall not be payable in Common Stock.

11.2 Performance Criteria. Performance units shall be contingent on the attainment during a Performance Period of certain performance objectives. The length of the Performance Period, the performance objectives to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

11.3 Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions, and limitations, if any, of any Award of performance units, provided they are not inconsistent with the Plan.

ARTICLE 12 - NONEMPLOYEE DIRECTOR OPTIONS

12.1 Eligible Awards. Only Nonemployee Directors are eligible to receive Formula Options and Deferral Options, which shall be nonqualified stock options (i.e. options that are not incentive stock options within the meaning of Section 422 of the Code).

12.2    Formula Options.

        12.2.1 Each Nonemployee Director shall automatically receive, upon his or her initial election or appointment as a Director, subject to any subsequent approval by the Company's shareholders required by Rule 16b-3, an option to purchase 10,000 shares of Common Stock ("Formula Options").

        12.2.2    Terms and Conditions of Formula Options

                  12.2.2.1 Exercise Price. The price at which Common Stock may be purchased upon exercise of a Formula Option shall be not less than 100% of the closing price at which a share of Common Stock traded on the date of the grant of the Formula Option, or the next preceding date if such date is not a trading date, on the primary securities exchange or quotation system on which the Common stock is then traded on the date of grant of such Formula Options.

                  12.2.2.2  Vesting.  Subject  to  the  provisions  of  Sections
                  10.3.4.3 and 10.3.4.4, after one (1) year from the Effective date of such Formula Option, such Formula Option shall become exercisable for all shares of Common Stock covered thereby; provided that in the event the Service of the Non-employee Director holding such option terminates prior to the end of such vesting period for reason other than death, Disability or Retirement, such option shall be forfeited and shall lapse immediately.

                  12.2.2.3 Term of Exercisability. Upon the termination of the Service of a Nonemployee Director because of death, Disability or Retirement, the nonexercised Formula Options held by such Nonemployee Director shall become immediately exercisable as to 100% of the Shares of Common Stock covered thereby; provided that in the event the Service of the Non-employee Director holding such option terminates prior to the end of such vesting period for reason other than death, Disability or Retirement, such option shall be forfeited and shall lapse immediately. Once any portion of a Formula Option becomes exercisable,  it shall  remain  exercisable  for the lesser of
                  (10) ten years after the date of grant, (2) one year from the date the Participant shall cease, by reason of the Participant's death, Disability or Retirement, to be a Nonemployee Director, or (3) three months from the date the Participant shall cease, for any reason other than such Participant's death or Disability, to be a Nonemployee Director; provided, however, that if the Participant shall cease to be a Nonemployee

                  Director and then die or become Disabled within three months thereafter, the Formula Option shall remain exercisable for one year after the date of the Participant's death. Notwithstanding any contrary provision in the Plan, upon a Change in Control, no additional terms, conditions, restrictions, or limitations shall be placed upon any Formula Option granted under this Article 12 and each Formula Option outstanding shall become immediately exercisable as to all of the shares of Common Stock covered thereby and shall be valued and cashed out on the basis of the Change in Control Price within 90 days of the Change in Control; provided that any such options having an exercise price equal to or greater than the Change in Control Price shall have a value of zero, shall be cancelled, and the owner thereof shall not be entitled to any payment.

                  12.2.2.4 Exercise and Payment. Upon exercise, the option price of a Formula Option may be paid in cash, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option. Subject to
                  Section 18.9, stock options awarded under the Plan may be exercised by way of a broker-assisted exercise program, provided such program is available at the time of the option's exercise. The Committee may permit a Participant to satisfy any amounts required to be withheld under the applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the shares of Common Stock to be delivered for the payment of such taxes.

                  12.2.2.5 Option Agreements. Each Award of a Formula Option under this Plan shall be evidenced by a written agreement signed by the Participant.

        12.2.3 The provisions of the formula contained in Subsections 12.2.1 and
        12.2.2 of this Plan shall not be altered or amended more often than every six (6) months except as necessary to comply with the Code and the rules and regulations thereunder.

        12.2.4 The formula contained in Subsections 12.2.1 and 12.2.2 of this Plan is intended to comply with Rule 16b-3(c)(2)(ii) promulgated under
        Section 16(b) of the Exchange Act.

12.3    Deferral Options.

        12.3.1 Election. Each year, at least six months prior to the date of the scheduled annual shareholders' meeting of PCA International (or, for Nonemployee Directors whose Initial Election Date shall fall within the period of six months prior to such scheduled annual meeting, on said Initial Election Date), each Nonemployee Director may, subject to any approval by the shareholders of the Company required by Rule 16b-3, make an irrevocable election to receive, in lieu of all or any part of the cash compensation to which such member would otherwise be entitled as a member of the Board and any committee thereof (other than reimbursement of expenses) for the period from the next scheduled annual shareholders' meeting to the day prior to the following annual meeting, Deferral Options; provided, however, that a Participant may make his or her first election on, or at any time prior to, his or her Initial Election Date. An election made hereunder shall be effective, beginning on the Initial Election Date or the annual meeting dates following such Initial
        Election Date, for the grant of such number of Deferral Options as is determined by the Committee at the Effective Date to constitute an amount of Deferral Options equivalent to the cash compensation elected to be forgone. In making such determination of equivalency, the Committee shall rely upon the Black-Scholes option pricing model or other generally accepted method of pricing options.

        Each such election shall be in writing and shall be delivered to the Secretary of the Company. The Effective Date of any such Deferral Option shall be the date six months after such Nonemployee Director's Initial Election Date and, for subsequent elections, the date of PCA International's annual shareholders' meeting following such elections.

        12.3.2    Terms and Conditions of Deferral Options.

                  12.3.2.1 Exercise Price. The price at which Common Stock may be purchased upon exercise of a Deferral Option shall be not less than 100% of the closing price at which a share of Common Stock trades on the date of the grant of the Deferral Option, or the next preceding date if such date is not a trading date, on the primary securities exchange or quotation system on which the Common Stock is then traded.

                  12.3.2.2  Vesting.  Subject  to  the  provisions  of  Sections
                  12.3.2.3 and 10.3.4.4, after one (1) year, or such longer time as the Committee shall determine, from the Effective date of such Deferral Option, such Deferral Option shall become exercisable for all shares of Common Stock covered thereby.

                  12.3.2.3 Acceleration due to Termination of Service, Change in Control. If the Service of any Participant ends during the 1-year period for which cash compensation has been waived, such Participant's rights in such Deferral Option shall be as follows:

                                  12.3.2.3.1 Upon the termination of such Nonemployee Director's Service because of death, Disability or Retirement during such 1-year period, each unexercised Deferral Option held by that Nonemployee Director shall become immediately exercisable as to 100% of the shares of Common Stock covered thereby;

                                  12.3.2.3.2   Upon  the   termination  of  such
                                  Nonemployee Director's Service during such 1-year period for any reason other than death, Disability or Retirement, a portion of the shares of Common Stock covered by the Deferral Option thereby shall become immediately exercisable as follows:

                                           12.3.2.3.2.1  The  shares  of  Common
                                           Stock  covered by a  Deferral  Option
                                           attributable to the election to forgo
                                           cash   compensation  for  the  1-year
                                           period  in which  such  Participant's
                                           Service  terminates shall be prorated
                                           and   such   Option    shall   become
                                           immediately exercisable to the extent
                                           of  that  portion  of the  shares  of
                                           Common Stock attributable to the time
                                           of Service during that 1-year period;
                                           and

                                           12.3.2.3.2.2 As to the balance of the
                                           shares of  Common  Stock  covered  by
                                           such Deferral Option for such 1- year
                                           period,  such  Deferral  Option shall
                                           lapse immediately.

                                  Notwithstanding any contrary provision in the Plan, upon a Change in Control, no additional terms, conditions, restrictions, or limitations shall be placed upon any Deferral Option granted under this Article 12, and each Deferral Option outstanding shall become immediately exercisable as to all of the shares of Common Stock covered thereby and shall be valued and cashed out on the basis of the Change in Control Price within 90 days of the Change in Control; provided that any such options having an exercise price equal to or greater than the Change in Control Price shall have a value of zero, shall be cancelled, and the owner thereof shall not be entitled to any payment.

                         12.3.2.4 Term of Exercisability. Once any portion of a Deferral Option becomes exercisable, it shall remain exercisable only for the lesser of

                                           12.3.2.4.0.1  10 years after the date
                                           of grant  (or such  lesser  number of
                                           years   as   the   Committee    shall
                                           determine) or

                                           12.3.2.4.0.2  1-year (or such greater
                                           number  of  years  as  the  Committee
                                           shall determine) after the Service of
                                           a  Participant   terminates  for  any
                                           reason.  Subject to the provisions of
                                           Section  12.3.2.3.1,  if  applicable,
                                           each such  Deferral  Director  Option
                                           may be  exercised in whole or in part
                                           not  earlier  than 6 months  (or such
                                           longer  time as the  Committee  shall
                                           provide  in  the  written   agreement
                                           referred to
                                           in Section  12.3.2.6)  after the date
                                           of grant and shall expire on the date
                                           ten years after the date of grant, or
                                           such  earlier date as  determined  by
                                           the Committee.

                         12.3.2.5 Exercise and Payment. Upon exercise, the option price of a Deferral Option may be paid in cash, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option. Subject to Section 18.9, stock options awarded under the Plan may be exercised by way of a broker-assisted exercise program, provided such program is available at the time of the option's exercise. The Committee may permit a Participant to satisfy any amounts required to be withheld under the applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the shares of Common Stock to be delivered for the payment of such taxes.

                         12.3.2.6 Option Agreements. Each Award of a Deferral Option under this Plan shall be evidenced by a written agreement signed by the Nonemployee Director.

           12.3.3 Rule 16b-3 Compliance. The grant of Deferral Options is intended to comply in all respects with Rule 16b-3(d)(1) of the Exchange Act such that the grant of all Deferral Options issued under the Plan shall be exempt from Section 16(b) of the Exchange Act.

12.4 Nontransferability of Formula and Deferral Options. No Formula or Deferral Option granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During the lifetime of an optionee, the Formula Option and Deferral Option shall be exercisable only by the optionee personally or by the optionee's legal representative.

ARTICLE 13 - PAYMENT OF AWARDS

13.1 In General. In the absence of a Plan provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions, and limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions, and limitations are not inconsistent with the Plan. Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee.

13.2 Termination of Employment. If employment with the Company of a Key Employee who is a Participant terminates for a reason other than death, Disability, Retirement, or any Approved Reason, unpaid Awards granted under Articles 7, 8, 9, 10 and 11, including, but not by way of limitation, Awards earned or exercised but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant's Award Notice provides otherwise. The Committee shall, notwithstanding Sections 4.4 and 18.11 to the contrary, have the authority to promulgate rules and regulations to determine the treatment of an Award under the Plan in the event of the Key Employee Participant's death, Disability, Retirement or termination for an Approved Reason; provided, however, in the case of Awards issued under the Performance Restricted Stock Program, such rules and regulations are consistent with Section 9.8, and in the case of Awards under the Performance Award Program, such rules and regulations are consistent with Section 10.6.

13.3 Noncompetition. As to all Awards made pursuant to Articles 7, 8, 9, 10 and 11, unless the Award Notice specifies otherwise, a Participant shall forfeit all unpaid Awards, including, but not by way of limitation, Awards earned or exercised but not yet paid, all unpaid dividends and dividend equivalents and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the Participant, without the prior written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, stockholder, employee, or otherwise, in any business or activity competitive with the business conducted by PCA International or any Subsidiary; (ii) at any time divulges to any person or any entity other than the Company any trade secrets, methods, processes or the proprietary or confidential information of the Company; or (iii) the Participant performs any act or engages in any activity that the Committee determines is inimical to the best interests of the Company. For purposes of this Section 13.3, a Participant shall not be deemed a stockholder if the Participant's record and beneficial ownership amount to not more than 5% of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.

ARTICLE 14 - DIVIDEND AND DIVIDEND EQUIVALENT

           If an Award is granted in the form of a Restricted Stock Award, stock option, or Common Stock share, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award's payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments) and at such time(s) as the Committee shall determine. All dividends or dividend equivalents that are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with performance shares, be credited as additional performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of shares available for grant under Section 6.1 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional performance shares.

ARTICLE 15 - DEFERRAL OF AWARDS

           At the discretion of the Committee, payment of any Award, dividend, or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee and, with respect to those deferred Awards denominated in the form of Common Stock, with dividends or dividend equivalents.

ARTICLE 16 - CHANGE IN OWNERSHIP

16.1 Background. The provisions of this Article 16 shall apply only to Awards made pursuant to Articles 7, 8, 9, 10 and 11 and shall not apply to Awards made pursuant to Article 12. Notwithstanding any provision contained in the Plan, including, but not limited to, Sections 4.4 and 18.11, the provisions of this
Article  16  shall  control  over  any  contrary  provision.  Upon a  Change  In
Ownership: (i) the terms of this Article 16 shall immediately become operative, without further action or consent by any person or entity; (ii) all terms, conditions, restrictions and limitations in effect on any unexercised, unearned, unpaid and/or deferred Award, or any other outstanding Award, shall immediately lapse as of the date of such event; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no circumstance shall an Award be forfeited on or after such date; and (iv) except in those instances where a prorated Award is required to be paid under this Article 16, all unexercised, unvested, unearned and/or unpaid Awards or any other outstanding Awards shall automatically become one hundred percent (100%) vested immediately.

16.2 Dividends and Dividend Equivalents. Upon a Change In Ownership, all unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be treated and paid under this Article 16 in the identical manner and time as the Award under which such dividends or dividend equivalents have been credited. For example, if upon a Change In Ownership, an Award under this
Article 16 is to be paid in a prorated fashion, all unpaid dividends and dividend equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.

16.3 Treatment of Performance Units and Performance Awards. Upon a Change In Ownership, any Participant in the Performance Award Program or Performance Unit Program, whether or not he or she is still employed by the Company, shall be paid, as soon as practicable but in no event later than 90 days after the Change In Ownership, a pro rata Award for each Performance Period in which the Participant was selected to participate and during which the Change In Ownership occurs ("Current Performance Period"). The amount of such pro rata Award shall be determined by annualizing (over the current Performance Period) the level of the applicable Performance Criteria for the Performance Goal for such Current Performance Period up to the end of the month preceding the Change In Ownership, determining the Performance Award that would have been payable for such Performance Period had such annualized level been the actual level of the applicable Performance Criteria for the Performance Goal for such Current Performance Period, and multiplying such Performance Award so determined by a fraction, the numerator of which shall be the number of full months in the Current Performance Period prior to the date of the Change In Ownership and the denominator of which shall be the total number of full months in the Performance Period. For purposes of this calculation, a partial month shall be treated as a full month to the extent 15 or more days in such month have elapsed.

16.4 Treatment of Awards under Performance Restricted Stock Program. Upon a Change In Ownership, any Participant of the Performance Restricted Stock Program, whether or not he or she is still employed by the Company, shall be paid, as soon as practicable but in no event later than 90 days after the Change In Ownership, a pro rata Award for each Performance Cycle in which the Participant was selected to participate and during which the Change In Ownership occurs. The amount of the pro rata Award shall be determined by multiplying the Target Award for such Performance Cycle for Participants by a fraction, the numerator of which shall be the number of full months in the Performance Cycle prior to the date of the Change In Ownership and the denominator of which shall be the total number of full months in the Performance Cycle. For purposes of this calculation, a partial month shall be treated as a full month to the extent 15 or more days in such month have elapsed.

16.5 Valuation of Awards. Upon a Change In Ownership, all outstanding shares of Common Stock, Freestanding SARs, stock options (including incentive stock options), Restricted Stock Awards, performance units and all other outstanding stock-based Awards (including those earned as a result of the application of Section 16.4 above and those granted by the Committee pursuant to its authority under Subsection 4.2(m) hereof), shall be valued and cashed out on the basis of the Change In Control Price and shall be cancelled; provided that any Options granted under this Plan having an exercise price equal to or greater than the Change in Control Price shall have a value of zero, shall be cancelled, and the owner thereof shall not be entitled to any payment.

16.6 Payment of Awards. Upon a Change In Ownership, any Participant, whether or not he or she is still employed by the Company, shall be paid, in a single lump sum cash payment, as soon as practicable but in no event later than 90 days after the Change In Ownership, all of his or her shares of Common Stock, Freestanding SARs, stock options (including incentive stock options), Restricted Stock Awards, Performance Awards and (including those earned as a result of the application of Section 16.3 above) performance units, and all other outstanding stock-based Awards (including those earned as a result of the application of Section 16.4 above and those granted by the Committee pursuant to its authority under Subsection 4.2(m) hereof) and all other outstanding Awards.

16.7 Deferred Awards. Upon a Change In Ownership, all Awards deferred by a Participant under Article 15 hereof, but for which he or she has not received payment as of such date, shall be paid in a single lump sum cash payment as soon as practicable, but in no event later than 90 days after the Change In Ownership. For purposes of making such payment, the value of all Awards which are stock based shall be determined by the Change In Control Price.

16.8 Section 16 of the Exchange Act.  Notwithstanding anything contained in this
Article 16 to the contrary, any Participant who, on the date of the Change In Ownership, holds any stock options or Freestanding SARs that have not been outstanding for a period of at least six months from their date of grant and who on such date is required to report under Section 16 of the Exchange Act shall not be paid such an Award until the first day next following the end of such six-month period.

16.9 Miscellaneous. Upon a Change In Ownership, (i) the provisions of Sections 13.2, 13.3 and 18.3 hereof shall become null and void and of no further force and effect; and (ii) no action, including, but not by way of limitation, the amendment, suspension, or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of such action or as a result of such Change In Ownership.

ARTICLE 17 - CHANGE IN CONTROL

17.1 Background. Notwithstanding any provision contained in the Plan, including, but not limited to, Sections 4.4 and 18.11, the provisions of this Article 17 shall control over any contrary provision except with respect to Awards made pursuant to Article 12 (as to which Article 12 this Article 17 shall not apply). All Participants shall be eligible for the treatment afforded by this Article 17 if their employment terminates within two years following a Change in Control, unless the termination is due to (i) death, (ii) Disability, (iii) Cause, (iv) termination by the Participant other than for Good Reason, or (v) Retirement.

17.2 Vesting and Lapse of Restrictions. If a Participant is eligible for treatment under this Article 17, (i) all of the terms, conditions, restrictions and limitations in effect on any of his or her unexercised, unearned, unpaid and/or deferred Awards shall immediately lapse as of the date of his or her termination of employment, (ii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any of his or her Awards on or after such date, and in no event shall any of his or her Awards be forfeited on or after such date; and (iii) except in those instances where a prorated Award is required to be paid under this Article 17, all of his or her unexercised, unvested, unearned and/or unpaid Awards shall automatically become one hundred percent (100%) vested immediately upon his or her termination of employment.

17.3 Dividends and Dividend Equivalents. If a Participant is eligible for treatment under this Article 17, all of his or her unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be treated and paid under this Article 17 in the identical manner and time as the Award under which such dividends or dividend equivalents have been credited.

17.4 Treatment of Awards under the Performance Award Program and Performance Unit Program. If a Participant is eligible for treatment under this Article 17, for each Performance Period in which the Participant was selected to participate and during which his or her termination of employment occurs ("Termination Current Performance Period"), he or she shall be considered to have earned and, therefore, be entitled to receive that prorated portion of the Award for such Termination Current Performance Period. The amount of such pro rata Award shall be determined by assuming that the Performance Goal for such Termination Current Performance Period was attained at a level of 100% or the equivalent thereof, determining the Performance Award that would have been payable for such Performance Period had the Performance Goal been attained at a level of 100% or the equivalent thereof, and multiplying such Performance Award so determined by a fraction, the numerator of which shall be the number of full months in the Termination Current Performance Period prior to the date of the Change In Ownership and the denominator of which shall be the total number of full months in the Performance Period.

           The Participant shall be paid, as soon as practicable but in no event later than 90 days after the date of his or her termination of employment, a pro rata Award so determined, in cash.

17.5 Treatment of Awards under Performance Restricted Stock Program. If a Participant of the Performance Restricted Stock Program is eligible for treatment under this Article 17, he or she shall be paid, as soon as practicable but in no event later than 90 days after the date of his or her termination of employment, a pro rata Award for each Performance Cycle in which the Participant was selected to participate and during which the Change In Ownership occurs. The amount of the pro rata Award shall be determined by multiplying the Target Award for such Performance Cycle for such Participants by a fraction, the numerator of which shall be the number of full months in the Performance Cycle prior to the date of his or her termination of employment and the denominator of which shall be the total number of full months in the Performance Cycle. For purposes of this calculation, a partial month shall be treated as a full month to the extent 15 or more days in such month have elapsed. To the extent Target Awards have not yet been established for the Performance Cycle, the Target Award for the immediately preceding Performance Cycle shall be used.

17.6 Valuation of Awards.  If a Participant is eligible for treatment under this
Article 17, his or her Award shall be valued and cashed out in accordance with the provisions of Section 16.5.

17.7 Payment of Awards.  If a Participant  is eligible for treatment  under this
Article 17, he or she shall be paid, in a single lump sum cash payment, as soon as practicable but in no event later than 90 days after the date of his or her termination of employment, all of his or her shares of Common Stock, Freestanding SARs, stock options (including incentive stock options), Restricted Stock Awards, Performance Awards and performance units and shares (including those earned as a result of the application of Section 17.4 above), all other outstanding stock-based Awards (including those earned as a result of the application of Section 17.5 above and those granted by the Committee pursuant to its authority under Subsection 4.2(m) hereof) and all other outstanding Awards.

17.8  Deferred  Awards.  If a Participant  is eligible for treatment  under this
Article 17, all of his or her deferred Awards for which payment has not been received as of the date of his or her termination of employment shall be paid to the Participant in a single lump sum cash payment as soon as practicable, but in no event later than 90 days after the date of the Participant's termination. For purposes of making such payment, the value of all Awards which are stock based shall be determined by the Change In Control Price.

17.9 Section 16 of the Exchange Act.  Notwithstanding anything contained in this
Article 17 to the contrary, any Participant who, on the date of his or her termination of employment under the conditions described in Section 17.1, holds any stock options or Freestanding SARs that have not been outstanding for a period of at least six months from their date of grant and who on the date of such termination is required to report under Section 16 of the Exchange Act shall not be paid such Award until the first business day next following the end of such six-month period.

17.10 Miscellaneous. Upon a Change In Control, (i) the provisions of Sections 13.2, 13.3 and 18.3 hereof shall become null and void and of no force and effect insofar as they apply to a Participant who has been terminated under the conditions described in Section 17.1 above, and (ii) no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of the Change In Control or to which he or she may become entitled as a result of such Change In Control.

17.11 Legal Fees. PCA International shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he or she may be entitled to under the Plan after a Change In Control; provided, however, the Participant shall be required to repay any such amounts to PCA International to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

ARTICLE 18 - MISCELLANEOUS

18.1 Nonassignability. No Awards rights shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance prior to payment pursuant to the Plan.

18.2 Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a fair-market value, as determined by the Committee, equal to the amount of such required withholding taxes.

18.3 Amendments to Awards. The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent.

18.4 Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agent which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed and (iii) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

18.5 No Right to Continued Employment or Grants. Participation in the Plan shall not give any Employee any right to remain in the employ of PCA International or any Subsidiary. PCA International, or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award.

18.6 Amendment/Termination. The Committee may suspend or terminate the Plan at any time with or without prior notice. In addition, the Committee may, from time to time and with or without prior notice, amend the Plan in any manner, but may not without shareholder approval adopt any amendment that would require the vote of the shareholders of PCA International pursuant to Section 16 of the Exchange Act or Section 162(m) of the Code, but only insofar as such amendment affects Covered Employees.

18.7 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, except as superseded by applicable Federal Law.

18.8 No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

18.9 Section 16 of the Exchange Act. In order to avoid any Exchange Act violations, the Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant's ability to exercise Awards under any broker-assisted exercise program.

18.10 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, PCA International and its Subsidiaries and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

18.11 Compliance with Section 162(m). If any provision of the Plan, other than the application of those contained in Articles 17 or 18 hereof, would cause the Awards granted to a Covered Person not to qualify as "performance-based compensation" under Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Person, shall be severed from, and shall be deemed not to be a part of this Plan, but the other provisions hereof shall remain in full force and effect.

18.12 Other Benefits. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect.